UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of Earliest Event Reported): June 26, 2019 (June 25, 2019)
Corteva, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38710	82-4979096
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)
 974 Centre Road, Building 735
Wilmington, Delaware 19805
(Address of principal executive offices)(Zip Code)
(302) 485-3000
(Registrant’s telephone numbers, including area code)
974 Centre Road
Wilmington, Delaware 19805
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
Appointment of Director
On June 25, 2019, the size of the board of directors (the “Board”) of Corteva, Inc. (the “Company”) was expanded from eleven to twelve members, and Marcos Lutz was appointed to the Board. Mr. Lutz was also appointed as a member of the Audit Committee and the People and Compensation Committee.
Mr. Lutz will receive compensation for his services as a director or committee member in accordance with the plans and programs more fully described under the heading “Management-Director Compensation” in the information statement filed as Exhibit 99.1 to Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-38710) filed by the Company with the Securities and Exchange Commission on May 6, 2019, which is incorporated by reference into this Item 5.02.
There are no arrangements or understandings between Mr. Lutz and any other person pursuant to which he was selected as a director. There are no transactions involving Mr. Lutz that would be required to be reported under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Lutz’s appointment is attached hereto as Exhibit 99.1.

Adoption of Corteva, Inc. Severance Plan
Effective as of June 25, 2019, the Board adopted the Corteva, Inc. Change in Control and Executive Severance Plan (the “Plan”). Each of the Company’s Chief Executive Officer (“CEO”) and currently employed other named executive officers (each, a “Tier 2 Participant,” and together with the CEO, “Participants”) and certain other employees are eligible to participate in the Plan. The Plan provides that if a Participant’s employment is terminated either by the Company without “cause” or by the Participant for “good reason” (each term as defined in the Plan), the Participant will be entitled to receive:

•	A lump sum cash payment equal to the applicable severance multiple (as described below) times the sum of the Participant’s base salary and target annual bonus;

•	A lump sum cash payment equal to the pro-rated portion of the Participant’s target annual bonus for the year of termination;

•
Upon a qualifying termination occurring upon or within two years following a “change in control” (as defined in the Plan), any unvested or unexercisable portion of an outstanding Award (as defined in the Plan) will become fully vested and exercisable, and any restrictions or limitations applicable to such Award will lapse and be deemed satisfied, in each case with any performance condition deemed to be achieved at target; and

•	Continued health, dental and vision benefits, financial and tax counseling services and outplacement services through the benefits continuation period (as described below).
“Applicable severance multiple” means, (i) with respect to the Company’s Chief Executive Officer, three (3) upon a qualifying termination occurring upon or within two years following a change in control and two (2) upon a qualifying termination occurring outside of such period; and (ii) with respect to any other Participant, two (2) upon a qualifying termination occurring upon or within two years following a change in control and one and one half (1½) upon a qualifying termination occurring outside of such period.
“Benefits continuation period” means a period in years corresponding to the applicable multiple, subject to early cessation on the date a Participant becomes eligible to receive coverage on substantially similar terms from another employer or, in the case of outplacement services, the date on which the Participant accepts an offer of full-time employment from a subsequent employer.
The provision of payments and benefits described above is conditioned upon the Participants’ execution of a release of claims, as well as the Participants’ agreement not to compete with the Company or solicit its employees or customers for one year following termination of employment, and not to use or disclose the Company’s confidential information or disparage the Company at any time following termination of employment.

The Plan provides that if a Participant receives any amount, whether under the Plan or otherwise, that is subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, the amount of the payments to be made to the Participant will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of those reduced payments exceeds the net amount that the Participant would receive following imposition of the excise tax and all income and related taxes.

It is a condition to participation in the Plan that for any employment termination occurring on or before August 31, 2019, the Participant waive any benefits otherwise payable under the Senior Executive Severance Plan or Key Employee Severance Plan of E. I. du Pont de Nemours and Company.
The foregoing description is qualified in its entirety by reference to the text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01.    Other Events

On June 26, 2019, the Company announced that the Board has authorized a share repurchase program to purchase up to $1 billion shares of the Company’s common stock, par value $0.01 per share, without an expiration date. The timing, price and volume of purchases will be based on market conditions, relevant securities laws and other factors. The press release also announced the Company’s third quarter common stock dividend of 13 cents per share, payable September 13, 2019, to the Company's shareholders of record on July 31, 2019. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1*	Corteva, Inc. Severance Plan

99.1	Press Release, dated June 26, 2019

99.2	Press Release, dated June 26, 2019
* Upon request by the Securities and Exchange Commission (the “SEC”), the Company hereby undertakes to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 26, 2019	CORTEVA, INC.

By:	/s/ Brian Titus
Name:	Brian Titus
Title:	Vice President and Controller (As Duly Authorized Officer and Principal Accounting Officer)